EXHIBIT 99.1





                                  News Release

              CENTREX ANNOUNCES REVOCATION OF SUBSIDIARY FORMATION


TULSA, OK. March 2, 2004. Centrex, Inc. (OTCBB: CNEX) today announced that due to previously unforeseen factors, the Company is not participating in the formation of a subsidiary, Early Warning Technologies, Inc., with the California based Trifocal Group. The development of the Centrex Single Molecule Nucleic Acid Detection (SMD) technology will remain within the sole purview of Centrex, Inc.

Centrex's SMD technology has been exclusively licensed from Los Alamos National Laboratories and represents advantages over existing DNA and RNA detection methods as well as culture-based test methods. Centrex's detection system is designed to be adaptable to detect a variety of bacterial or viral organisms by recognizing the unique DNA or RNA fingerprint of the organism. The prototype instrument, currently being developed for bioterrorism/biodefense applications, will utilize disposable, multipurpose microfluidics lab cards that incorporate the SMD technology.


For more information, visit the Centrex website at www.centrexcorporation.com or contact Ron Wheet at (843) 971-4848.

This press release contains certain forward-looking statements. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements in this document should be evaluated together with the many uncertainties that affect our business. Those uncertainties are discussed in the Company's SEC filings.